SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


Date of Report (Date of earliest event reported): March 27, 2000


                         E*MACHINERY.NET, INC.

        Delaware              033-26344                75-2254748
State of Incorporation    Commission File No.      (I.R.S. Employer
                                                   Identification No.)


                          1400 Medford Plaza
                       Route 70 & Hartford Road
                       Medford, New Jersey 08055
                     (Address of Principal Offices)

                     Telephone Number: (609) 953-7985



                     HARVARD FINANCIAL SERVICES CORP.
                              (Former Name)



Items 1 and 2 - Changes in Control of Registrant and Acquisition or Disposition of Assets

     On March 27, 2000, the Registrant held a Special Meeting of Shareholders wherein the shareholders voted in favor of the acquisition of 100% of the issued and outstanding common stock of e*machinery, inc., a privately owned company based in Irving, Texas and Medford, New Jersey, in exchange for 12,213,133 shares of the Registrant's restricted common stock. e*machinery, inc. is a start-up company that is in the process of designing a vertically integrated portal to provide interplay between the manufacturers, rebuilders, distributors, resellers and providers of support goods and services to the construction and mining machinery industry worldwide. The Registrant will assume the core business of e*machinery, inc. and e*machinery, inc. will be dissolved sometime in the future.

     In addition, the following Directors were voted in office for a period of one year:

Name                         Age       Director Since

Arthur A. O'Shea, III         39        2000
Stuart R. Matthews            34        2000
Kevin J. McAndrew             41        1998
Stanton M. Pikus              59        1994
Frank A. Cappiello*           74        2000
----------
* Independent Director


     In addition, the shareholders voted in favor of Baratz & Associates, P.A., as the Company's Independent Public Auditors.

     Following the Shareholder's meeting, the new Board of Directors held its own meeting to appoint new officers of the Registrant. The new officers appointed were as follows:

     Name                          Position
     ----                          --------
     Arthur A. O'Shea, III         President and Chief Executive Officer
     Stuart Matthews               Vice President and Treasurer
     Kevin J. McAndrew             Secretary and Chief Financial Officer


Item 5 - Other Events

     e*machinery, inc., prior to the acquisition, completed its second Private
Placement of 2,500,000 shares for $1,000,000.   These shares were exchanged as
part of the acquisition along with all other issued and outstanding shares of e*machinery, inc. Frank Cappiello, who was elected a Director of the Registrant at the Shareholder's meeting, purchased 70,000 shares in the Private Placement for $28,000. In addition, the Registrant issued 278,133 shares of restricted common stock to Canterbury Information Technology, Inc. for outstanding liabilities for services previously provided to e*machinery, inc. prior to the acquisition. As a result of the transactions effected today, the Registrant's issued and outstanding shares are approximately 13,413,133 shares.

     The above summary information does not purport to be complete, and is qualified in its entirety by reference to the Amendment to the Certificate of Incorporation filed as Exhibit 1 to Form 8-K filed February 17, 2000 and Agreement Concerning the Exchange of Stock Between Harvard Financial Services Corp. and Shareholders of e*machinery, inc. filed as Exhibit 2 to Form 8-K and the amended Agreement Concerning the Exchange of Stock Between e*machinery.net, inc. and Shareholders of e*machinery, inc. filed as Exhibit 2(a) to Form the Form 8-K/A filed on March 8, 2000 as well as the Definitive Proxy Statement filed on March 17, 2000.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    E*MACHINERY.NET, INC.

                                BY:/s/Kevin J. McAndrew
                                   Kevin J. McAndrew
                                   Chief Financial Officer and Secretary

Dated: March 28, 2000